EXHIBIT 1.1

                      SUNDEW INTERNATIONAL, INC.

                        SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to Sundew
International, Inc., hereby subscribes for the purchase of the number of Common Shares indicated below of Sundew International, Inc., at a purchase of $0.50 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:   (1)      Number of Shares ___________________________

                  (2)      Total Contribution ($0.50/Share) $__________

                           Date of Investor's check  ___________

B.  REGISTRATION:
                  (3)      Registered owner: __________________________

                           Co-Owner: __________________________________

                  (4)      Mailing address: ___________________________

                           City, State & zip: _________________________

                  (5)      Residence Address (if different from above):

                           ============================================

                  (6)      Birth Date:      ______/______/______

                  (7)      Employee or Affiliate: Yes ______  No ______

                  (8)      Social Security: #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Co-Owner Social Security:

                           #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Corporate or Custodial:

                           Taxpayer ID #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                  (9)      Telephone (H) (     ) ______________________


C.  OWNERSHIP         [ ] Individual Ownership       [ ] IRA or Keogh

                      [ ] Joint Tenants with Rights of Survivorship

                      [ ] Trust/Date Trust Established_______________

                      [ ] Pension/Trust (S.E.P.)

                      [ ] Tenants in Common          [ ] Tenants by the
                                                         Entirety

                      [ ] Corporate Ownership        [ ] Partnership

                      [ ] Other_____________________


D. SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the prospectus.

Registered Owner: _____________________________

Co-Owner:         _____________________________


Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________


MAIL TO:

      Sundew International, Inc.
      1422 Chestnut Street
      Suite #410
      Philadelphia, PA 19102
      Telephone: 215-569-9176
      Facsimile: 215-569-4710


______________________________________________________________________________
FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________